CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT Between ABERDENE MINES, LTD. and LANGLEY PARK INVESTMENTS PLC July 29, 2004 (Aberdene)

LIST OF SCHEDULES:

Schedule 3.1(a)   Subsidiaries
Schedule 3.1(c)   Capitalization and Registration Rights
Schedule 3.1(e)   Conflicts
Schedule 3.1(f)   Consents and Approvals
Schedule 3.1(g)   Litigation
Schedule 3.1(h)   Defaults and Violations

LIST OF EXHIBITS:

Exhibit A   Certificate of Designation
Exhibit B   Power of Attorney
Exhibit C   Officer's Certificate

THIS CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of July 29, 2004, between Aberdene Mines, Ltd., a corporation organized and existing under the laws of the State of Nevada (the "Target Company"), and Langley Park Investments PLC, a corporation organized under the laws of England and Wales with its offices at 30 Farringdon Street, London EC4A 4HJ ("Langley").

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Target Company desires to issue and sell to Langley and Langley desires to acquire from the Target Company five hundred thousand (500,000) shares of the Target Company's Series A 0% Convertible Preferred Stock, $0.00001 par value (the "Series A Preferred Stock"), with a Stated Value of ten dollars ($10) per share, and an aggregate Stated Value of five million dollars ($5,000,000) for an aggregate purchase price of five million dollars ($5,000,000).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Target Company and Langley agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

1.1   Certain Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

"Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

"Agreement" shall have the meaning set forth in the introductory paragraph of this Agreement.

"Attorney-in-Fact" means Gottbetter & Partners, LLP, 488 Madison Avenue, 12 Floor, New York, NY 10022; Tel: 212-400-6900; Fax: 212-400-6901.

"Business Day" means any day except Saturday, Sunday, any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

"Certificate of Designation" means the Certificate of Designation of the Series A Preferred Stock annexed as Exhibit A hereto.

"Change of Control" means the acquisition, directly or indirectly, by any Person of ownership of, or the power to direct the exercise of voting power with respect to, a majority of the issued and outstanding voting shares of the Target Company.

"Closing" shall have the meaning set forth in Section 2.2(a) hereof.

"Closing Date" shall have the meaning set forth in Section 2.2(a) hereof.

"Common Stock" means shares now or hereafter authorized of the class of common stock $0.00001 par value of the Target Company.

"Consideration Stock" shall have the meaning set forth in Section 2.1(a) hereof.

"Control Person" shall have the meaning set forth in Section 4.8(a) hereof.

"Conversion Date" shall have the meaning set forth in the Certificate of Designation.

"Conversion Price" shall have the meaning set forth in the Certificate of Designation.

"Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

"Disclosure Documents" means the Target Company's reports filed under the Exchange Act with the SEC.

"Event of Default" shall have the meaning set forth in Section 5.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Execution Date" means the date of this Agreement first written above.

"Indemnified Party" shall have the meaning set forth in Section 4.8(b) hereof.

"Indemnifying Party" shall have the meaning set forth in Section 4.8(b) hereof.

"G&P" means Gottbetter & Partners, LLP.

"Langley" shall have the meaning in the introductory paragraph.

"Langley Consideration Shares" shall have the meaning in Section 2.1(c) hereof.

"Langley Shares" shall mean ordinary shares of 1.0p each in Langley.

"Limitation on Conversion" shall have the meaning set forth in Section 4.12 hereof.

"Losses" shall have the meaning set forth in Section 4.8(a) hereof.

"Material" shall mean having a financial consequence in excess of $25,000.

"Material Adverse Effect" shall have the meaning set forth in Section 3.1(a).

"NASD" means the National Association of Securities Dealers, Inc.

"Nasdaq" shall mean the Nasdaq Stock Market, Inc.®

"Original Issue Date" shall have the meaning set forth in the Certificate of Designation.

"OTCBB" shall mean the NASD over-the counter Bulletin Board®.

"Per Share Market Value" of the Common Stock means on any particular date (a) the last sale price of shares of Common Stock on such date or, if no such sale takes place on such date, the last sale price on the most recent prior date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange, the closing bid price per share as reported by Nasdaq, or (c) if the Common Stock is not then listed or admitted to trading on the Nasdaq, the closing bid price per share of the Common Stock on such date as reported on the OTCBB or if there is no such price on such date, then the last bid price on the date nearest preceding such date, or (d) if the Common Stock is not quoted on the OTCBB, the closing bid price for a share of Common Stock on such date in the over-the-counter market as reported by the Pinksheets LLC (or similar organization or agency succeeding to its functions of reporting prices) or if there is no such price on such date, then the last bid price on the date nearest preceding such date, or (e) if the Common Stock is no longer publicly traded, the fair market value of a share of the Common Stock as determined by an Appraiser (as defined in the Certificate of Designation) selected in good faith by the holders of a majority of the Series A Preferred Stock; provided, however, that the Target Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

"Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

"Power of Attorney" means the power of attorney in the form of Exhibit B annexed hereto.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Redemption Price" shall mean an amount equal to the Stated Value of the shares of Consideration Stock outstanding that are subject to redemption.

"Reporting Issuer" means a company that is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

"Required Approvals" shall have the meaning set forth in Section 3.1(f).

"Securities" means the Series A Preferred Stock, the Common Stock and the Underlying Shares and stock of any other class into which such shares may hereafter have been reclassified or changed.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Stated Value" means the sum of ten dollars ($10) per share of Consideration Stock or five million dollars ($5,000,000) for all of the shares of Consideration Stock.

"Series A Preferred Stock" shall have the meaning set forth in the recital.

"Subsidiaries" shall have the meaning set forth in Section 3.1(a).

"Target Company" shall have the meaning set forth in the introductory paragraph.

"Total Purchase Price" shall have the meaning set forth in Section 2.1(b) hereof.

"Trading Day" means (a) a day on which the Common Stock is quoted on Nasdaq, the OTCBB or the principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on Nasdaq, the OTCBB or any stock exchange, a day on which the Common Stock is quoted in the over-the-counter market, as reported by the Pinksheets LLC (or any similar organization or agency succeeding its functions of reporting prices).

"Transaction Documents" means this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement.

"Underlying Shares" means the shares of the Target Company's Common Stock into which the shares of Consideration Stock are convertible as provided in the Certificate of Designation.

"U.S." means the United States.

ARTICLE II

PURCHASE AND SALE OF CONVERTIBLE PREFERRED SHARES

2.1     Purchase and Sale; Purchase Price.

(a)   Subject to the terms and conditions set forth herein, the Target Company shall issue and sell and Langley shall purchase five hundred thousand (500,000) shares of the Target Company's Series A 0% Convertible Preferred Stock, $._____ par value per share (the "Consideration Stock"). The Series A Preferred Stock shall have the respective rights, preferences and privileges as set forth in the Certificate of Designation to be filed by the Target Company with the Secretary of State of Nevada prior to the Closing Date.

(b)   The purchase price for each share of Series A Preferred Stock shall be Ten Dollars ($10) (the "Per Share Consideration"). The Per Share Consideration multiplied by the number of shares of Series A Preferred Stock to be purchased by Langley is referred to as the "Total Purchase Price."

(c)   The Total Purchase Price shall be paid by delivery to the Target Company of the number of Langley Shares (the "Langley Consideration Shares") equal to the Total Purchase Price divided by the conversion rate of the British Pound Sterling to purchase US Dollars as determined below on July 30, 2004, as quoted by Coutts & Co. as the commercial rate it gives to purchase US Dollars. The Langley Shares shall have a value of L1 per share. For example, if the effective conversion rate is $1.80/L 1 and the Total Purchase Price is $5,000,000, then the number of Langley Consideration Shares the Target Company will receive shall equal the $5,000,000/$1.80, or 2,777,777 Langley Consideration Shares.

2.2     Execution and Delivery of Documents; The Closing.

(a)   The Closing of the purchase and sale of the shares of Consideration Stock (the "Closing") shall take place within sixty (60) days from the date hereof (the "Closing Date"). On the Closing Date,

(i)   the Target Company shall execute and deliver to Langley the certificates representing the shares of Consideration Stock, which shares of Consideration Stock shall have the respective rights, preferences and privileges as set forth in the Certificate of Designation annexed as Exhibit A hereto;

(ii)   the Target Company shall execute and deliver the Power of Attorney annexed as Exhibit B hereto, provided that the Target Company may execute the Power of Attorney upon the execution of this Agreement, in which case it will be held in escrow by G&P and delivered at Closing;

(iii)   the Target Company shall execute and deliver to Langley a certificate of its President, in the form of Exhibit C annexed hereto, certifying that attached thereto is a copy of resolutions duly adopted by the Board of Directors of the Target Company authorizing the Target Company to execute and deliver the Transaction Documents and to enter into the transactions contemplated thereby, provided that the Target Company may execute such certificate upon the execution of this Agreement, in which case it will be held in escrow by G&P and delivered at Closing;

(iv)   Langley shall execute and deliver a certificate in the name of the Target Company or a provisional letter of allotment for a trading account in the name of the Target Company representing the Langley Consideration Shares; and

(v)   the Target Company shall wire the monies owed to G&P pursuant to Section 5.1 hereof for legal fees with the following wire instructions:

Citibank, N.A.
488 Madison Avenue
New York, NY
ABA Routing No.: 021000089
Account Name: Gottbetter & Partners, LLP
Account No. 49061322
Reference: [Target Company]

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1     Representations, Warranties and Agreements of the Target Company. The Target Company hereby makes the following representations and warranties to Langley, all of which shall survive the Closing:

(a)   Organization and Qualification. The Target Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Target Company has no subsidiaries other than as set forth on Schedule 3.1(a) attached hereto (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Target Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Target Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

(b)   Authorization, Enforcement. The Target Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by each other Transaction Document and to otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Target Company and the consummation by it of the transactions contemplated hereby and thereby has been duly authorized by all necessary action on the part of the Target Company. Each of this Agreement and each of the other Transaction Documents has been or will be duly executed by the Target Company and when delivered in accordance with the terms hereof or thereof will constitute the valid and binding obligation of the Target Company enforceable against the Target Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(c)   Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth on Schedule 3.1(c). No shares of the Series A Preferred Stock have been issued as of the date hereof. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Target Company by virtue of this Agreement. Except as disclosed in Schedule 3.1(c), there are no outstanding options, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Series A Preferred Stock hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Target Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Neither the Target Company nor any Subsidiary is in violation of any of the provisions of its Certificate of Incorporation, bylaws or other charter documents.

(d)   Issuance of Securities. The shares of Consideration Stock have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligations of the Target Company enforceable in accordance with their respective terms. The Target Company has and at all times while the shares of Consideration Stock are outstanding will continue to maintain an adequate reserve of shares of Common Stock to enable it to perform its obligations under this Agreement and the Certificate of Designation. When issued in accordance with the terms hereof, the Underlying Shares will be duly authorized, validly issued, fully paid and non-assessable.

(e)   No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Target Company and the consummation by the Target Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or bylaws (each as amended through the date hereof) or (ii) be subject to obtaining any consents except those referred to in Section 3.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Target Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Target Company or its Subsidiaries is subject (including, but not limited to, those of other countries and the federal and state securities laws and regulations), or by which any property or asset of the Target Company or its Subsidiaries is bound or affected, except in the case of clause (ii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Target Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental authority.

(f)   Consents and Approvals. Except as specifically set forth in Schedule 3.1(f), neither the Target Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Target Company of this Agreement and each of the other Transaction Documents except for  the filing of the Certificate of Designation with respect to the Series A Preferred Stock with the Secretary of State of the State of Nevada, which filing shall be effected prior to the Closing Date (together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 3.1(f), the "Required Approvals").

(g)   Litigation; Proceedings. Except as specifically disclosed in Schedule 3.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Target Company, threatened against or affecting the Target Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) relates to or challenges the legality, validity or enforceability of any of the Transaction Documents, the Underlying Shares or the shares of Consideration Stock, (ii) could, individually or in the aggregate, have a Material Adverse Effect or (iii) could, individually or in the aggregate, materially impair the ability of the Target Company to perform fully on a timely basis its obligations under the Transaction Documents.

(h)   No Default or Violation. Except as set forth in Schedule 3.1(h) hereto, neither the Target Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults as do not have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, except for such violations as do not have a Material Adverse Effect, or (iii) is in violation of any statute, rule or regulation of any governmental authority which could (individually or in the aggregate) (a) adversely affect the legality, validity or enforceability of this Agreement, (b) have a Material Adverse Effect or (c) adversely impair the Target Company's ability or obligation to perform fully on a timely basis its obligations under this Agreement.

(i)   Disclosure Documents. The Disclosure Documents are accurate in all material respects and do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(j)   Non-Registered Offering. Neither the Target Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Target Company under circumstances which would require the integration of such offering with the offering of the Securities under the Securities Act) which might subject the offering, issuance or sale of the Securities to the registration requirements of Section 5 of the Securities Act.

(k)   Placing Agent. The Target Company accepts and agrees that Dungarvon Associates, Inc. ("Dungarvon") is acting for Langley and does not regard any Person other than Langley as its customer in relation to this Agreement, and that it has not made any recommendation to the Target Company, in relation to this Agreement and is not advising the Target Company, with regard to the suitability or merits of the Langley Consideration Shares and in particular Dungarvon has no duties or responsibilities to the Target Company for the best execution of the transaction contemplated by this Agreement.

(l)   Private Placement Representations. The Target Company (i) has received and carefully reviewed such information and documentation relating to Langley that the Target Company has requested, including, without limitation, Langley's Confidential Private Offering Memorandum dated June 17, 2004; (ii) has had a reasonable opportunity to ask questions of and receive answers from Langley concerning the Langley Consideration Shares, and all such questions, if any, have been answered to the full satisfaction of the Target Company; (iii) has such knowledge and expertise in financial and business matters that it is capable of evaluating the merits and risks involved in an investment in the Langley Consideration Shares; (iii) understands that Langley is not subject to U.S. securities laws and the issuance of the Langley Consideration Shares to the Target Company complies with the securities laws of England and Wales; and (iv) except as provided herein and in the Private Placement Memorandum, dated June 17, 2004, no representations or warranties have been made to the Target Company by Langley or any agent, employee or affiliate of Langley and in entering into this transaction the Target Company is not relying upon any information, other than the results of independent investigation by the Target Company.

Langley acknowledges and agrees that the Target Company makes no representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.1 hereof.

3.2     Representations and Warranties of Langley. Langley hereby represents and warrants to the Target Company as follows:

(a)   Organization; Authority. Langley is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation with the requisite power and authority to enter into and to consummate the transactions contemplated hereby and by the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The acquisition of the shares of Consideration Stock to be purchased by Langley hereunder has been duly authorized by all necessary action on the part of Langley. This Agreement has been duly executed and delivered by Langley and constitutes the valid and legally binding obligation of Langley, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to, or affecting generally the enforcement of, creditors rights and remedies or by other general principles of equity.

(b)   Issuance of Langley Consideration Shares. The Langley Consideration Shares have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligations of Langley enforceable in accordance with their terms.

(c)   Investment Intent. Langley is acquiring the shares of Consideration Stock to be purchased by it hereunder, and will acquire the Underlying Shares relating to such shares of Consideration Stock for its own account for investment purposes only and not with a view to or for distributing or reselling such shares of Consideration Stock, or Underlying Shares or any part thereof or interest therein, without prejudice, however, to Langley's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such shares of Consideration Stock or Underlying Shares in compliance with applicable federal and state securities laws.

(d)   Experience of Langley. Langley, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the Securities to be acquired by it hereunder, and has so evaluated the merits and risks of such investment.

(e)   Ability of Langley to Bear Risk of Investment. Langley is able to bear the economic risk of an investment in the Securities to be acquired by it hereunder and, at the present time, is able to afford a complete loss of such investment.

(f)   Access to Information. Langley acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Target Company concerning the terms and conditions of the Securities offered hereunder and the merits and risks of investing in the Securities; (ii) access to information about the Target Company and the Target Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities; (iii) all reports filed with the U.S. Securities and Exchange Commission; and (iv) the opportunity to obtain such additional information which the Target Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information that it has received about the Target Company. All questions have been answered to the full satisfaction of Langley, and all information and documents pertaining to the investment in the Securities that Langley has requested have been made available to it.

(g)   Reliance. Langley understands and acknowledges that (i) the shares of Consideration Stock and the Underlying Shares being offered and sold to it hereunder are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) and/or Regulation S of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Target Company will rely upon the accuracy and truthfulness of, the foregoing representations and Langley hereby consents to such reliance.

(h)   No Registrations. Langley understand and acknowledge that (A) the Securities have not been registered under the Securities Act, are being sold as a restricted security as that term is defined in Rule 144 of the Securities Act in reliance upon an exemption from registration afforded by Regulation S and/or Section 4(2) of the Securities Act; and that such shares of Securities have not been registered with any state securities commission or authority; (B) the shares of Securities may not be transferred, sold or otherwise exchanged unless pursuant to registration under the Securities Act, or pursuant to an available exemption hereunder; and (C) the Target Compny is under no obligation, and has no present intention, to register the Securities under the Securities Act or any state securities law, or to take any action to make any exemption from any such registration provisions available.

Langley is not a U.S. Person and is not acquiring the Securities for the account of any U.S. Person; (B) no director or executive officer of Langley is a national or citizen of the United States; and (C) it is not otherwise deemed to be a "U.S. Person" within the meaning of Regulation S.

Langley was not formed specifically for the purpose of acquiring the Securities purchased pursuant to this Agreement.

Langley is purchasing the shares of Consideration Stock, and will purchase the Underlying Shares relating to such shares of Consideration Stock, for its own account and risk and not for the account or benefit of a U.S. Person as defined in Regulation S and no other Person has or will have any interest in or participation in the shares of Consideration Stock or the Underlying Shares or any right, option, security interest, pledge or other interest in or to the shares of Consideration Stock or the Underlying Shares. Langley understands, acknowledges and agrees that it must bear the economic risk of its investment in the Securities for an indefinite period of time and that prior to any such offer or sale, the Target Company may require, as a condition to effecting a transfer of the shares of Consideration Stock or the Underlying Shares, an opinion of counsel, acceptable to the Target Company, as to the registration or exemption therefrom under the Securities Act and any state securities acts, if applicable.

Langley will, after the expiration of the Restricted Period, as set forth under Regulation S Rule 903(b)(3)(iii)(A), offer, sell, pledge or otherwise transfer the shares of Consideration Stock and the Underlying Shares only pursuant to an effective registration statement or an available exemption under the Securities Act and, in any case, in accordance with applicable federal and state securities laws. The transactions contemplated by this Agreement have neither been pre-arranged with a purchaser who is in the U.S. or who is a U.S. Person, nor are they part of a plan or scheme to evade the registration provisions of the United States federal securities laws.

The offer leading to the sale evidenced hereby was made in an "offshore transaction." For purposes of Regulation S, Langley understands that an "offshore transaction" as defined under Regulation S is any offer or sale not made to a Person in the United States and either (A) at the time the buy order is originated, the purchaser is outside the United States, or the seller or any Person acting on his behalf reasonably believes that the purchaser is outside the United States; or (B) for purposes of (1) Rule 903 of Regulation S, the transaction is executed in, or on or through a physical trading floor of an established foreign exchange that is located outside the United States or (2) Rule 904 of Regulation S, the transaction is executed in, on or through the facilities of a designated offshore securities market, and neither the seller nor any Person acting on its behalf knows that the transaction has been prearranged with a buyer in the U.S.

Neither Langley nor any affiliate or any Person acting on Langley's behalf, has made or is aware of any "directed selling efforts" in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the shares of Consideration Stock or the Underlying Shares being purchased hereby.

Langley understands that the Target Company is the seller of the shares of Consideration Stock and the Underlying Shares which are the subject of this Agreement, and that, for purpose of Regulation S, a "distributor" is any underwriter, dealer or other Person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an "affiliate" is any partner, officer, director or any Person directly or indirectly controlling, controlled by or under common control with any Person in question. Langley agrees that Langley will not, during the Restricted Period set forth under Rule 903(b)(iii)(A), act as a distributor, either directly or though any affiliate, nor shall it sell, transfer, hypothecate or otherwise convey the shares of Consideration Stock or the Underlying Shares other than to a non-U.S. Person.

Langley acknowledges that the shares of Consideration Stock and, if applicable, the Underlying Shares will bear a legend in substantially one of the following forms:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE CORPORATION, WITHOUT REGISTRATION UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF THE HOLDER'S COUNSEL, IN FORM ACCEPTABLE TO THE CORPORATION, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE TRANSFERRED OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED BY AN OPINION OF THE HOLDER'S COUNSEL, IN FORM ACCEPTABLE THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

or

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED ONLY (1) TO THE COMPANY; (2) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT; (3) IN COMPLIANCE WITH THE EXEMPTION FORM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (4) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO ANY SUCH SALE, TRANSFER, OR ASSIGNMENT, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

(i)   Risk Factors. Langley recognizes that investment in the Securities involves substantial risks and has taken full cognizance of and understands all of the risks related to the purchase of the Securities, including without limitation those set forth under the caption "Risk Factors" in the Target Company's annual report on Form 10-KSB and other Disclosure Documents filed with the SEC pursuant to the Exchange Act.

The Target Company acknowledges and agrees that Langley makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1     Manner of Offering. The Consideration Stock is being issued pursuant to section 4(2) of the Securities Act and or Regulation S thereunder. The Langley Consideration Shares are being issued pursuant to section 4(2) of the Securities Act .

4.2     Notice of Certain Events. The Target Company shall, on a continuing basis, (i) advise Langley promptly after obtaining knowledge of, and, if requested by Langley, confirm such advice in writing, of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the shares of Consideration Stock, for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) any event that makes any statement of a material fact made by the Target Company in Section 3.1 or in the Disclosure Documents untrue or that requires the making of any additions to or changes in Section 3.1 or in the Disclosure Documents in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Securities under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Securities under any such laws, and use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

4.3     Blue Sky Laws. The Target Company agrees that it will execute all necessary documents and pay all necessary state filing or notice fees to enable the Target Company to sell the Securities to Langley.

4.4     Integration. The Target Company shall not, and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to Langley.

4.5     Furnishing of Rule 144(c) Materials. The Target Company shall, for so long as any of the Securities remain outstanding and during any period in which the Target Company is not subject to Section 13 of the Exchange Act, make available to any registered holder of the Securities ("Holder" or "Holders") in connection with any sale thereof and any prospective purchaser of such Securities from such Person, such information in accordance with Rule 144(c) promulgated under the Securities Act as is required to sell the Securities under Rule 144 promulgated under the Securities Act.

4.6     Solicitation Materials. The Target Company shall not (i) distribute any offering materials in connection with the offering and sale of the shares of Consideration Stock and the Underlying Shares other than the Disclosure Documents and any amendments and supplements thereto prepared in compliance herewith or (ii) solicit any offer to buy or sell the shares of Consideration Stock by means of any form of general solicitation or advertising.

4.7     Listing of Common Stock. The Target Company's Common Stock is listed on the OTCBB and the Target Company shall (a) use its best efforts to maintain the listing of its Common Stock on the OTCBB or such other exchange on which the Common Stock is then listed until two years from the date hereof, and (b) shall provide to Langley evidence of such listing.

4.8     Indemnification.

(a)   Indemnification.

(i)   The Target Company shall, notwithstanding termination of this Agreement and for a period of six (6) years, indemnify and hold harmless Langley and its officers, directors, agents, employees and affiliates, each Person who controls or Langley (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each such Person, a "Control Person") and the officers, directors, agents, employees and affiliates of each such Control Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Target Company under this Agreement or any other Transaction Document.

(ii)   Langley shall, notwithstanding termination of this Agreement and for a period of six (6) years, indemnify and hold harmless the Target Company, its officers, directors, agents, employees and affiliates, each Control Person and the officers, directors, agents, employees and affiliates of each Control Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by Langley under this Agreement or the other Transaction Documents, except for Losses solely arising out of negligence, bad faith or breach of this Agreement by the Target Company.

(iii)   The Target Company and Langley acknowledge that in the SEC's opinion, directors, officers and persons controlling a company subject to the Securities Act can not be indemnified for liabilities arising under the Securities Act by such company.

(b)   Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but will retain the right to control the overall Proceedings out of which the claim arose and such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party.

No right of indemnification under this Section shall be available as to a particular Indemnified Party if the Indemnifying Party obtains a non-appealable final judicial determination that such Losses arise solely out of the negligence or bad faith of such Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or a breach by such Indemnified Party of its obligations under this Agreement.

(c)   Contribution. If a claim for indemnification under this Section is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section would apply by its terms (other than by reason of exceptions provided in this Section), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other and the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether there was a judicial determination that such Losses arise in part out of the negligence or bad faith of the Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or the Indemnified Party's breach of its obligations under this Agreement. The amount paid or payable by a party as a result of any Losses shall be deemed to include any attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

(d)   Non-Exclusivity. The indemnity and contribution agreements contained in this Section are in addition to any obligation or liability that the Indemnifying Parties may have to the Indemnified Parties.

4.10     Attorney-in-Fact. For the sole purpose of effectuating the terms and provisions of this Agreement and the Certificate of Designation, the Target Company hereby agrees to give a power of attorney to G&P as is evidenced by Exhibit B annexed hereto. All acts done under such power of attorney are hereby ratified and approved and neither the Attorney-in-Fact nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law, as long as the Attorney-in-Fact is operating within the scope of the power of attorney and this Agreement and its exhibits. The power of attorney, being coupled with an interest, shall be irrevocable while any of the shares of Consideration Stock remain unconverted, or any portion of this Agreement remains unsatisfied. In addition, the Target Company shall give the Attorney-in-Fact resolutions executed by the Board of Directors of the Target Company which authorize transfers of the shares of Consideration Stock in accordance with this Agreement and applicable foreign, federal and state securities laws, and future issuances of the Underlying Shares for the shares of Consideration Stock upon due conversion of the shares of Consideration Stock, and which resolutions state that they are irrevocable while any of the shares of Consideration Stock remain unconverted, or any portion of this Agreement remains unsatisfied.

4.10     Sale of Langley Consideration Shares. Langley shall assist the Target Company in setting up and maintaining a trading account at a registered broker in the United Kingdom to facilitate the sale of the Langley Consideration Shares. Broker's commissions in the trading account shall not exceed one half percent (0.5%).

4.11     Lock Up by Langley. Langley shall not sell, transfer or assign all or any of the shares of Consideration Stock or the Underlying Shares for a period of one (1) year following the Closing, without the written consent of the Target Company, which consent may be withheld in the Target Company's sole discretion.

4.12     London Stock Exchange. If the Langley Consideration Shares become listed on the London Stock Exchange plc (the "LSE") by September 30, 2004, Langley shall provide to the Target Company written evidence of such listing

4.13     Langley's Ownership of Common Stock. In addition to and not in lieu of the limitations on conversion set forth in the Certificate of Designation, the conversion and exercise rights of Langley set forth in the Certificate of Designation shall be limited, solely to the extent required, from time to time, such that, unless Langley gives written notice seventy five (75) days in advance to the Target Company of Langley's intention to exceed the Limitation on Conversion as defined herein, with respect to all or a specified amount of the shares of Consideration Stock and the corresponding number of the Underlying Shares, in no instance shall the maximum number of Underlying Shares which Langley (singularly, together with any Persons who in the determination of Langley, together with Langley, constitute a group as defined in Rule 13d-5 of the Exchange Act) may receive in respect of any conversion of the shares of Consideration Stock, exceed, at any one time, an amount equal to four and ninety nine one hundredths percent (4.99%) of the then issued and outstanding shares of Common Stock of the Target Company following such conversion (the foregoing being herein referred to as the "Limitation on Conversion"); provided, however, that the Limitation on Conversion shall not apply to any forced or automatic conversion pursuant to this Agreement or the Certificate of Designation; and provided, further that if Langley shall have declared an Event of Default and, if a cure period is provided, the Target Company shall not have properly and fully cured such Event of Default within any such cure period, the provisions of this Section 4.12 shall be null and void from and after such date. The Target Company shall, promptly upon its receipt of a Notice of Conversion tendered by Langley (or its sole designee) for the Consideration Stock, as applicable, notify Langley by telephone and by facsimile of the number of shares of Common Stock outstanding on such date and the number of Underlying Shares which would be issuable to Langley (or its sole designee, as the case may be) if the conversion requested in such Notice of Conversion were effected in full, whereupon, in accordance with the Certificate of Designation and notwithstanding anything to the contrary set forth therein, Langley may within one (1) Business Day of its receipt of the Target Company notice required by this Section 4.12 by facsimile revoke such conversion to the extent (in whole or in part) that Langley determines that such conversion would result in the ownership by Langley of shares of Common Stock in excess of the Limitation on Conversion.

4.14     No Violation of Applicable Law. Notwithstanding any provision of this Agreement to the contrary, if the redemption of the Consideration Stock otherwise required under this Agreement or the Certificate of Designation would be prohibited by the relevant provisions of Nevada law, such redemption shall be effected as soon as it is permitted under such law; provided, however, that interest payable by the Target Company with respect to any such redemption shall accrue at ten percent (10%) per annum.

4.15     Redemption Restrictions. Notwithstanding any provision of this Agreement to the contrary, if any redemption of the shares of Consideration Stock otherwise required under this Agreement or the Certificate of Designation would be prohibited in the absence of consent from any lender to the Target Company or any of the Subsidiaries, or by the holders of any class of securities of the Target Company, the Target Company shall use its best efforts to obtain such consent as promptly as practicable after any such redemption is required. Interest payable by the Target Company with respect to any such redemption shall accrue at ten percent (10%) per annum until such consent is obtained. Nothing contained in this Section 4.15 shall be construed as a waiver by Langley of any rights they may have by virtue of any breach of any representation or warranty of the Target Company herein as to the absence of any requirement to obtain any such consent.

ARTICLE V

MISCELLANEOUS

5.1     Fees and Expenses. Except as set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Target Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the shares of Consideration Stock (and, upon conversion thereof, the Underlying Shares) pursuant hereto. Langley shall be responsible for any taxes payable by Langley that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement or any other Transaction Document. The Target Company agrees to pay a total $7,500 for legal fees of Langley's counsel associated with the transactions contemplated by this Agreement at Closing. The Target Company shall pay all costs, expenses, fees and all taxes incident to and in connection with: (A) the issuance and delivery of the Securities, and the filing of the Certificate of Designation, (B) the exemption from registration of the Securities for offer and sale to Langley under the securities or Blue Sky laws of the applicable jurisdictions, and (C) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), and (D) all fees and expenses of counsel and accountants of the Target Company.

5.2     Entire Agreement This Agreement, together with all of the Exhibits and Schedules annexed hereto, and any other Transaction Document contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. This Agreement shall be deemed to have been drafted and negotiated by both parties hereto and no presumptions as to interpretation, construction or enforceability shall be made by or against either party in such regard.

5.3     Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given upon facsimile transmission (with written transmission confirmation report) at the number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) whichever shall first occur. The addresses for such communications shall be:

If to the Target Company:

Aberdene Mines Limited
409 Granville Street, Suite 1450
Vancouver, British Columbia V6C 1T2
Attention: President

With copies to:

Boughton Peterson Yang Anderson Law   Corporation
Suite 1000, 595 Burrard Street, P.O. Box 49290
Vancouver, British Columbia V7X 1S8
Attn: Claudia L. Losie
Tel: (604) 647-4149
Fax: (604) 683-5317

If to Langley:

Langley Park Investments PLC
30 Farringdon Street
London EC4A 4HJ
Attn: Harry Pearl
Tel: 44.207.569.0044
Fax: 44.207.724.0090

With copies to:

Gottbetter & Partners, LLP[
488 Madison Avenue, 12th Floor
New York, NY 10022
Attn: Adam S. Gottbetter, Esq.
Tel: (212) 400-6900
Fax: (212) 400-6901

or such other address as may be designated hereafter by notice given pursuant to the terms of this Section 5.3.

5.4     Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Target Company and Langley, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

5.5     Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

5.7     No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8     Governing Law; Venue; Service of Process. The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of New York. The parties hereto agree that the internal laws of the State of New York shall govern this Agreement and the exhibits hereto, including, but not limited to, all issues related to usury. Any action to enforce the terms of this Agreement or any of its exhibits, or any other Transaction Document shall be brought exclusively in the state and/or federal courts situated in the County and State of New York. If and only if New York declines jurisdiction within the State of New York, such action shall be brought in the State and County where the Target Company's principal place of business is situated. Service of process in any action by Langley or the Target Company to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the other party at its principal address set forth in this Agreement.

5.9     Survival. The representations and warranties of the Target Company and Langley contained in Article III and the agreements and covenants of the parties contained in Article IV and this Article V shall survive the Closing.

5.10     Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

5.11     Publicity. The Target Company and Langley shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, unless counsel for the disclosing party deems such public statement to be required by applicable federal and/or state securities laws. Except as otherwise required by applicable law or regulation, the Target Company will not disclose to any third party (excluding its legal counsel, accountants and representatives) the name of Langley.

5.12     Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13     Limitation of Remedies. With respect to claims by the Target Company or any person acting by or through the Target Company, or by Langley or any Person acting through Langley, for remedies at law or at equity relating to or arising out of a breach of this Agreement, liability, if any, shall, in no event, include loss of profits or incidental, indirect, exemplary, punitive, special or consequential damages of any kind.

[   SIGNATURE PAGE FOLLOWS   ]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

Target Company:

Aberdene Mines, Ltd.

By:   ________________________
Name:   ______________________
Title:   _______________________

Langley:

Dungarvon Associates, Inc. on behalf of
Langley Park Investments Plc.

By:   __________________________
Name:   ________________________
Title:   _________________________

Schedule 3.1(a)

Subsidiaries

Schedule 3.1(c)

Capitalization and Registration Rights

Common Stock

Total
Options and Warrants

Schedule 3.1(e)

Conflicts

Schedule 3.1(f)

Consents and Approvals

Schedule 3.1(g)

Litigation

Schedule 3.1(h)

Defaults and Violations

EXHIBIT A

CERTIFICATE OF DESIGNATION,
OF THE RIGHTS AND PREFERENCES
OF
SERIES A 0% CONVERTIBLE PREFERRED STOCK
OF
[TARGET COMPANY]

[Target Company] , a corporation organized and existing under the laws of the State of Nevada (the "Company"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Company pursuant to the authority of the Board of Directors as required by Section 78.1955 of the Nevada General Corporation Act (the "NGCA").

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Company (the "Board of Directors" or the "Board") in accordance with the provisions of its Articles of Incorporation and Bylaws, each as amended through the date hereof, the Board of Directors hereby authorizes a series of the Company's previously authorized Preferred Stock, no par value (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

I.  CERTAIN DEFINITIONS

For purposes of this Certificate of Designation, capitalized terms are defined in this Certificate of Designation or shall have the following meanings:

"Business Day" means any day except Saturday, Sunday, any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

"Common Stock" means the common stock of the Company, par value _____ per share.

"Conversion Period" means the one (1) year period commencing on the second anniversary of the Issuance Date.

"Fixed Conversion Price" means one dollar seventy five cents ($1.75).

"Holder" or "Holders" means a holder or holders of the shares of Series A Preferred Stock as they appear on the stock records of the Company.

"Issuance Date" means the date of the closing under the Purchase Agreement with respect to the initial issuance of the Series A Preferred Stock.

"Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on The Over-The-Counter Bulletin Board, the OTC Bulletin Board® ("OTCBB") or other stock exchange on which the Common Stock has been listed or if there is no such price on such date, then the last bid price on such exchange on the date nearest preceding such date, or (b) if the Common Stock is not listed on OTCBB or any stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. ("NASD") at the close of business on such date, or (c) if the Common Stock is not quoted by the NASD, the closing bid price for a share of Common Stock in the over-the-counter market as reported by the Pinksheets LLC (or similar organization or agency succeeding to its functions of reporting prices), or (d) if the Common Stock is no longer publicly traded, the fair market value of a share of Common Stock as determined by an Appraiser (as defined in Section IV(c)(iv)) selected in good faith by the Holders of a majority of the outstanding Series A Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser, in each case as reported by Bloomberg Financial Markets, or if not available, a comparable reporting service chosen by the Company reasonably acceptable to the Holders of a majority of the outstanding shares of Series A Preferred Stock.

"Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

"Purchase Agreement" means the Convertible Preferred Stock Purchase Agreement dated July __, 2004, by and between the Company and Langley Park Investments PLC (the "Purchaser").

"Stated Value" means ten ($10.00) dollars per Series A Preferred Stock.

"Trading Day" means (a) a day on which the Common Stock is quoted on the OTCBB or principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on the OTCBB or any stock exchange, a day on which the Common Stock is quoted in the over-the-counter market, as reported by the NASD, or (c) if the Common Stock is not quoted on the NASD, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pinksheets LLC (or any similar organization or agency succeeding its functions of reporting prices).

II.     DESIGNATION AND AMOUNT

The designation of this series, which consists of five hundred thousand (500,000) shares of Preferred Stock, is the Series A 0% Convertible Preferred Stock (the "Series A Preferred Stock") and the Stated Value shall be U.S. ten dollars ($10.00) per share (the "Stated Value").

III.     DIVIDENDS

The Holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends

  IV.     CONVERSION

(a)   Subject to Section VI(b), the outstanding shares of Series A Preferred Stock shall be convertible into shares of Common Stock as is determined by dividing the Stated Value by the Conversion Price as defined below, at the option of the Holder in whole or in part, at any time commencing on the second anniversary of the Issuance Date and through the expiration of the Conversion Period. Any conversion under this Section IV(a) shall be for a minimum aggregate Stated Value of $10,000.00 of Series A Preferred Stock. The Holder shall effect conversions by sending the form of conversion notice attached hereto as Appendix I (the "Notice of Conversion") in the manner set forth in Section IV(j). Each Notice of Conversion shall specify the Stated Value of Series A Preferred Stock to be converted. The date on which such conversion is to be effected (the "Conversion Date") shall be on the date the Notice of Conversion is delivered pursuant to Section IV(j) hereof. Except as provided herein, each Notice of Conversion, once given, shall be irrevocable. If the Holder is converting less than all of the Stated Value represented by a certificate for the Series A Preferred Stock(s) tendered by the Holder in the Notice of Conversion, the Company shall deliver to the Holder a new Series A Preferred Stock certificate for such Stated Value as has not been converted within five (5) Business Days of the Company's receipt of the original Series A Preferred Stock and Notice of Conversion. Upon the entire conversion of the Series A Preferred Stock or the redemption of the Series A Preferred Stock, Series A Preferred Stock shall be returned to the Company for cancellation.

(b)   On the first Business Day occurring after the expiration of the Conversion Period (the "Automatic Conversion Date"), for each share of Series A Preferred Stock that has not previously been converted, such share of Series A Preferred Stock shall be automatically convertible into shares of Common Stock at the Conversion Price; provided, however, that no shares of Series A Preferred Stock shall be converted (i) unless the Company shall have duly reserved for issuance to the Holder a sufficient number of shares of Common Stock to issue upon such conversion or (ii) if an Event of Default as defined in Section V(a) hereof shall have occurred hereunder and is continuing. In connection with such conversion, the Company shall deliver to the Holder of such shares of Series A Preferred Stock a written notice (the "Company Conversion Notice"). The Company Conversion Notice shall specify the number of shares of Series A Preferred Stock that will be subject to automatic conversion on the Company Conversion Date. The Company shall deliver or cause to be delivered the Company Conversion Notice at least two (2) Business Days before the Company Conversion Date. The Holder of the Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Company not later than five (5) Business Days after the Company Conversion Date. Each of a Notice of Conversion and a Company Conversion Notice is sometimes referred to herein as a Notice of Conversion, and each of a Conversion Date and a Company Conversion Date is sometimes referred to herein as a Conversion Date.

(c)   Not later than five (5) Business Days after the Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of Series A Preferred Stock and (ii) once received from the Company, Series A Preferred Stock in principal amount equal to the principal amount of Series A Preferred Stock not converted; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any Series A Preferred Stock until the Series A Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Series A Preferred Stock or Common Stock, or the Holder notifies the Company that such Series A Preferred Stock have been lost, stolen or destroyed and provides an agreement reasonably acceptable to the Company to indemnify the Company from any loss incurred by it in connection therewith; and provided further, however, that the Company has not exercised its right of redemption pursuant to Section VI(b). In the case of a conversion pursuant to a Notice of Conversion, if such certificate or certificates representing the Common Stock are not delivered by the date required under this Section IV(c), the Holder shall be entitled by providing written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the Series A Preferred Stock tendered for conversion.

(d)

(i)   The Conversion Price for each share of Series A Preferred Stock in effect on any Conversion Date shall be the lesser of (a) the Fixed Conversion Price or (b) eighty percent (80%) of the average of the three (3) lowest Per Share Market Values for the Common Stock over the ten (10) Trading Days preceding the date of conversion, but in no event less than five percent (5%) of the Fixed Conversion Price (the "Floating Conversion Price"). For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the NASD OTCBB, as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices).

(ii)   If the Company, at any time while any Series A Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities as defined in Article VII payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Fixed Conversion Price designated in Section IV(d)(i) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section IV(d)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(iii)   If the Company, at any time while any Series A Preferred Stock are outstanding, shall issue or sell shares of Common Stock, or options, warrants or other rights to subscribe for or purchase shares of Common Stock, (excluding shares of Common Stock issuable upon exercise of options, warrants or conversion rights granted prior to the date hereof) and at a price per share less than the Per Share Market Value of Common Stock at the issue date mentioned below, the Fixed Conversion Price designated in Section IV(d)(i) shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such shares, options, warrants or rights plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price designated in Section IV(d)(i) pursuant to this Section IV(d)(iii), if any such right or warrant shall expire and shall not have been exercised, the Fixed Conversion Price designated in Section IV(d)(i) shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Article IV after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

(iv)   If the Company, at any time while Series A Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders of Series A Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section IV(d)(iii) above) then in each such case the Conversion Price at which each Series A Preferred Stock shall thereafter be convertible shall be determined by multiplying the Fixed Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the Holders of a majority of the principal amount of the Series A Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder and all other Holders of Series A Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(v)   All calculations under this Article IV shall be made to the nearest 1/1000th of a cent or the nearest 1/1000th of a share, as the case may be. Any calculation over .005 shall be rounded up to the next cent or share and any calculation less than .005 shall be rounded down to the previous cent or share.

(vi)   In the event the Fixed Conversion Price is not adjusted pursuant to Section IV(d)(ii), (iii), (iv), or (v), within ten (10) Business Days following the occurrence of an event described therein, the Holder shall have the right to require the Company to redeem all of the Holder's Series A Preferred Stock at 130% of the Stated Value of such Holder's Series A Preferred Stock and the Company shall pay such amount to the holder pursuant to the written instructions provided by the Holder.

(vii)   Whenever the Fixed Conversion Price is adjusted pursuant to Section IV(d)(ii),(iii), (iv) or (v), or redeemed pursuant to Section IV(d)(vi), the Company shall within five (5) Business Days after the determination of the new Fixed Conversion Price mail and fax to the Holder and to each other Holder of Series A Preferred Stock, a notice setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(viii)   In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another Person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each holder of Series A Preferred Stock then outstanding shall have the right thereafter to convert such Series A Preferred Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert the Series A Preferred Stock and receive cash in the same manner as other stockholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Series A Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder the right to receive the securities or property set forth in this Section IV(d)

(viii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(ix)   If:

(A)   the Company shall declare a dividend (or any other distribution) on its Common Stock; or

(B)   the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

(C)   the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

(D)   the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

(E)   the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Series A Preferred Stock, and shall cause to be mailed and faxed to the Holders of Series A Preferred Stock at their last addresses as it shall appear upon the Series A Preferred Stock Register, at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

(e)   If at any time conditions shall arise by reason of action or inaction taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the Holders of Series A Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock), the Company shall, at least thirty (30) calendar days prior to the effective date of such action, mail and fax a written notice to each Holder of Series A Preferred Stock briefly describing the action contemplated and the material adverse effects of such action on the rights of such Holders and an Appraiser selected by the Holders of majority of the outstanding Series A Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Article IV), of the Fixed Conversion Price (including, if necessary, any adjustment as to the securities into which Series A Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the Holders of Series A Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Fixed Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Fixed Conversion Price to more than the Fixed Conversion Price then in effect.

(f)   The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series A Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Series A Preferred Stock, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section IV(d) and Section IV(e) hereof) upon the conversion of the aggregate principal amount of all outstanding Series A Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

(g)   No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share. If a fractional share interest arises upon any conversion hereunder, the Company shall eliminate such fractional share interest by issuing Holder an additional full share of Common Stock.

(h)   The issuance of certificates for shares of Common Stock on conversion of Series A Preferred Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(i)   Series A Preferred Stock converted into Common Stock shall be canceled upon conversion.

(j)   Each Notice of Conversion shall be given by facsimile to the Company no later than 4:00 pm New York time. Each Company Notice of Conversion shall be given by facsimile addressed to each Holder of Series A Preferred Stock at the facsimile telephone number and address of such Holder appearing on the books of the Company as provided to the Company by such Holder for the purpose of such Company Notice of Conversion. Any such notice shall be deemed given and effective upon the transmission of such facsimile at the facsimile telephone number specified in this Section IV(j) (with printed confirmation of transmission). In the event that the Company receives the Notice of Conversion after 4:00 p.m. New York time, the Conversion Date shall be deemed to be the next Business Day. In the event that the Company receives the Notice of Conversion after the end of the Business Day, notice will be deemed to have been given the next Business Day.

V.     EVENTS OF DEFAULT AND REMEDIES

(a)   "Event of Default", wherever used herein, means any one of the following events:

(i)   the Company shall fail to observe or perform any material covenant, agreement or warranty contained in this Series A Preferred Stock Certificate of Designation, and such failure shall not have been remedied within twenty (20) Business Days after the date on which written notice of such failure shall have been given;

(ii)   the occurrence of any event or breach or default of a material nature by the Company under the Purchase Agreement or any other Transaction Document (as defined in the Purchase Agreement) and such failure or breach shall not have been remedied within the applicable cure period provided for therein, if any;

(iii)   the Company or any of its subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the Company fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding and the Company fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property and the Company fails to pursue dismissal of the custodian within sixty (60) days after the appointment; or the Company makes a general assignment for the benefit of creditors; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

(iv)   trading in the common stock of the Company shall have been suspended, delisted, or otherwise ceased by the Securities and Exchange Commission or the NASD or other exchange or the Nasdaq (whether the National Market or otherwise), and trading is not reinstated within twenty (20) Trading Days, except for (i) any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company, and trading is reinstated promptly after such dissemination and (ii) any general suspension of trading for all companies trading on such exchange or market or OTCBB;

(v)   the Company shall issue a press release, or otherwise make publicly known, that it is not honoring properly executed Notice of Conversions for any reason whatsoever, unless the Company is disputing in good faith the Conversion Price or the due compliance by the Holder of the terms and conditions for conversion of the Series A Preferred Stock; or

(vi)   the Company shall issue or enter into an agreement to issue any equity or equity equivalent security with a floating conversion price substantially similar to the Series A Preferred Stock.

(b)   If any Event of Default occurs and continues, beyond any cure period, if any, then so long as such Event of Default shall then be continuing, any Holder may, by notice to the Company demand redemption of the Shares of Series A Preferred Stock at the Redemption Price (as defined herein), and such Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by such Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

(c)   Such Holder may thereupon proceed to protect and enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Series A Preferred Stock Certificate of Designation or in aid of the exercise of any power granted in this Series A Preferred Stock Certificate of Designation, and proceed to enforce the redemption of any of the Series A Preferred Stock held by it, and to enforce any other legal or equitable right of such Holder.

(d)   As a non-exclusive remedy, in the Event of a Default, the Holder can convert the outstanding shares of Series A Preferred Stock at the lesser of the Fixed Conversion Price or the Floating Conversion Price upon giving a Notice of Conversion to the Company. The Company shall not have the right to object to the conversion, except with respect to the calculation of the applicable Conversion Price.

(e)   To effectuate the terms and provisions of this Certificate of Designation of Series A Preferred Stock, the Holder may send notice of any default to the Attorney-in-Fact (as defined in the Purchase Agreement) and send a copy of such notice to the Company and its counsel, simultaneously, and request the Attorney-in-Fact, to comply with the terms of this Certificate of Designation of Series A Preferred Stock and the Purchase Agreement and all agreements entered into pursuant to the Purchase Agreement on behalf of the Company.

VI.     REDEMPTION

(a)   Except as provided in this Section VI(a) and Section VI(b), neither the Holder nor the Company may demand that the Series A Preferred Stock be redeemed. Until all of the Series A Preferred Stock has been converted, in the event that the Company engages in a single transaction or a series of related transactions that cause it to (i) consolidate with or merge with or into any other Person, (ii) permit any other Person to consolidate with or merge into it, or (iii) undergo a Change in Control, then at the option of the Company exercisable by giving thirty (30) days written notice to the Holder, the Company may request that the Holder convert all shares of Series A Preferred Stock then held by the Holder into Common Stock upon the terms and conditions set forth in this Certificate of Designation. If the Holder does not comply with such request, the Company may redeem all Series A Preferred Stock held by the Holder at their Stated Value (the "Redemption Price"). The Company is not obligated to provide for redemption of the Series A Preferred Stock through a sinking fund.

(b)   In the event that the Holder delivers to the Company a Notice of Conversion to convert all or any portion of the Series A Preferred Stock into shares of Common Stock and the Conversion Price in respect of such conversion is less than the Fixed Conversion Price, then at the option of the Company exercisable by giving thirty (30) days written notice to the Holder, the Company may redeem all or any portion of the Series A Preferred Stock sought to be converted by the Holder at the Redemption Price.

(c)   Shares of Series A Preferred Stock which have been redeemed or converted shall be deemed retired pursuant to the GCA and shall thereafter resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series, and may be redesignated and reissued as part of any new series of Preferred Stock other than Series A Preferred Stock.

(c)   No redemption under Article VI shall be made and no sum set aside for such redemption unless at the time thereof (i)  all required mandatory redemptions on Senior Securities as defined in Section VII have been made in full and (ii) all optional redemptions of Senior Securities, if any, previously declared, have been made in full. No redemption under this Article VI shall be made and no sum set aside for such redemption at any time that the terms or provisions of any indenture or agreement of the Company, including any agreement relating to indebtedness, specifically prohibits such redemption or setting aside or provides that such redemption or setting aside would constitute a breach or default thereunder (after notice or lapse of time or both), except with the written consent of the lender or other parties to said agreement as the case may be.

(d)   If any redemption under this Article VI shall at any time be prohibited by the GCA, the same shall be deferred until such time as the redemption can occur in full compliance with such statute.

(e)   In the event the Company shall redeem shares of Series A Preferred Stock under this Article VI, notice of such redemption shall be given by first class mail, postage prepaid, or by confirmed facsimile transmission, not less than thirty (30) business days prior to the date fixed by the Board for redemption to each holder of Series A Preferred Stock at the address that appears on the Company's stock record books; provided, however, that no failure to provide such notice nor any defect therein shall affect the validity of the redemption proceeding except as to the holder to whom the Company has failed to send such notice or whose notice was defective. Each notice shall state (i) the redemption date, (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the Redemption Price; and (iv) the place or places where certificates for shares of Series A Preferred Stock are to be surrendered for payment. When notice has been provided as aforesaid then from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the Redemption Price of the shares called for redemption) said shares of Series A Preferred Stock shall no longer be deemed to be outstanding and all rights of the Holders thereof shall cease (other than the right to receive the Redemption Price or Common Stock with respect to converted Series A Preferred Stock). Upon surrender of the certificates for Series A Preferred Stock accompanied by appropriate stock powers, the shares shall be redeemed by the Company at the Redemption Price. In case fewer than all shares represented by any such certificate are redeemed, a new certificate representing the shares of Series A Preferred Stock not so redeemed shall be issued to the Holder without cost.

VII.     RANK

The Series A Preferred Stock shall, as to redemptions and the distribution of assets upon liquidation, dissolution or winding up of the Company, rank (i) prior to the Company's Common Stock; (ii) prior to any class or series of capital stock of the Company hereafter created that, by its terms, ranks junior to the Series A Preferred Stock ("Junior Securities"); (iii) junior to any class or series of capital stock of the Company hereafter created (with the consent of the Holders of a majority of the outstanding Series A Preferred Stock) which by its terms ranks senior to the Series A Preferred Stock ("Senior Securities"); and (iv) pari passu with any other series of preferred stock of the Company hereafter created (with the consent of the Holders of a majority of the outstanding Series A Preferred Stock) which by its terms ranks on a parity ("Pari Passu Securities") with the Series A Preferred Stock.

VIII.     LIQUIDATION PREFERENCE

If the Company shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Company's assets in one transaction or in a series of related transactions (a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Company (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders of shares of Series A Preferred Stock shall have received the Liquidation Preference (as defined below) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series A Preferred Stock and Holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Series A Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other entity nor the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. The "Liquidation Preference" with respect to a share of Series A Preferred Stock means an amount equal to the Stated Value thereof. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

IX.     VOTING RIGHTS

The Holders of the Series A Preferred Stock have no voting power whatsoever, except as otherwise provided by the NGCA. To the extent that under the NGCA the vote of the Holders of the Series A Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least a majority of the then outstanding shares of the Series A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Holders of at least a majority of the then outstanding shares of Series A Preferred Stock (except as otherwise may be required under the NGCA) shall constitute the approval of such action by the class. To the extent that under the NGCA Holders of the Series A Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible (subject to the limitations contained in Article IV) using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated.

X.     MISCELLANEOUS

(a)   If any shares of Series A Preferred Stock are converted pursuant to Article IV, the shares so converted shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Company as Series A Preferred Stock.

(a)   Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Company, or (z) in the case of mutilation, the Preferred Stock certificate(s) surrendered for cancellation, the Company shall execute and deliver new Preferred Stock certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost or stolen Preferred Stock certificate(s) if the Holder contemporaneously requests the Company to convert such Series A Preferred Stock.

(b)   Upon submission of a Notice of Conversion by a Holder of Series A Preferred Stock, (i) the shares covered thereby shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted shares of Series A Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the delivery period with respect to a conversion of Series A Preferred Stock for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Company within five (5) Business Days after the expiration of such ten (10) Business Day period) the Holder shall regain the rights of a Holder of Series A Preferred Stock with respect to such unconverted shares of Series A Preferred Stock and the Company shall, as soon as practicable, return such unconverted shares to the Holder. In all cases, the Holder shall retain all of its rights and remedies for the Company's failure to convert Series A Preferred Stock.

(c)   The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees, in the event of any such breach or threatened breach, that the Holders of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned, being the President and Secretary of Aberdene Mines, Ltd. hereby declares under penalty of perjury that the foregoing is a true and correct copy of the Certificate of Designation of the Rights and Preferences of the Series A 0% Convertible Preferred Stock of Aberdene Mines, Ltd. duly adopted by the Board of Directors of Aberdene Mines, Ltd. on     , _____, and this Certificate of Designation is executed by the undersigned on behalf of ____________ this __th day of     , ____.

Aberdene Mines, Ltd .

By:   ______________________________
_____________________, President

By:   ______________________________
____________________, Secretary

APPENDIX I

NOTICE OF CONVERSION
AT THE ELECTION OF THE HOLDER

(To be Executed by the Registered Holder
in order to Convert the Series A Preferred Stock of ABERDENE MINES, INC.

The undersigned hereby irrevocably elects to convert the Series A Preferred Stock into shares of Common Stock, par value $.____ per share (the "Common Stock"), of Aberdene Mines, Ltd. (the "Company") according to the provisions of the Certificate of Designation hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.

Conversion calculations:
Date to Effect Conversion

Number of Shares to be Converted

Applicable Conversion Price

Number of Shares to be Issued Upon Conversion

Signature

Name

Address

EXHIBIT B

Power of Attorney; Statutory Short Form, Revised 1/1/97 * (with Affidavit of Effectiveness

CONSULT YOUR LAWYER BEFORE SIGNING THIS INSTRUMENT - THIS INSTRUMENT SHOULD BE USED BY LAWYERS ONLY

DURABLE GENERAL POWER OF ATTORNEY
NEW YORK STATUTORY SHORT FORM
THE POWERS YOU GRANT BELOW CONTINUE TO BE EFFECTIVE
SHOULD YOU BECOME DISABLED OR INCOMPETENT

CAUTION:   THIS IS AN IMPORTANT DOCUMENT IT GIVES THE PERSON WHOM YOU DESIGNATE (YOUR "AGENT") BROAD POWERS TO HANDLE YOUR PROPERTY DURING YOUR LIFETIME WHICH MAY INCLUDE POWERS TO MORTGAGE, SELL, OR OTHERWISE DISPOSE OF ANY REAL OR PERSONAL PROPERTY WITHOUT ADVANCE NOTICE TO YOU OR APPROVAL BY YOU. THESE POWERS WILL CONTINUE TO EXIST EVEN AFTER YOU BECOME DISABLED OR INCOMPETENT. THESE POWERS ARE EXPLAINED MORE FULLY IN NEW YORK GENERAL OBLIGATIONS LAW, ARTICLE 5, TITLE 15, SECTION 5-1502A THROUGH 5-1503 WHICH EXPRESSLY PERMIT THE USE OF ANY OTHER OR DIFFERENT FORM OF POWER OF ATTORNEY.

THIS DOCUMENT DOES NOT AUTHORIZE ANYONE TO MAKE MEDICAL OR OTHER HEALTH CARE DECISIONS. YOU MAY EXECUTE A HEALTH CARE PROXY TO DO THIS.

(IF THERE IS ANYTHING ABOUT THIS FORM THAT YOU DO NOT UNDERSTAND, YOU SHOULD ASK A LAWYER TO EXPLAIN IT TO YOU.)

THIS is intended to constitute a DURABLE GENERAL POWER OF ATTORNEY pursuant to Article 5, Title 15 of the New York General Obligations Law:

ABERDENE MINES, INC. with an address at 409 Granville Street, Suite 140 Vqncouver, British Columbia V6C 1T2

(insert your name and address)

does hereby appoint:______________________________             ____________________________________

(If 1 person is to be appointed agent, insert the name and address of your agent above)

Adam S. Gottbetter   residing at   488 Madison Avenue, 12th Floor, New York, NY 10022
  Paul B. Gottbetter     residing at   488 Madison Avenue, 12th Floor, New York, NY 10022

(If 2 or more persons are to be appointed agents by you insert their names and addresses above.)

my attorney(s)-in-fact TO ACT (If more than one agent is designated, CHOOSE ONE of the following two choices by putting your initials in ONE of the blank spaces to the left of your choice;)

( X )   Each agent may SEPARATELY act.
(    )   All agents must act TOGETHER.
 (If neither blank space is initialed, the agents will be required to act TOGETHER)

IN MY NAME, PLACE AND STEAD in any way which I myself could do, if I were personally present, with respect to the following matters as each of them is defined in Title 15 of Article 5 of the New York General Obligations Law to the extent that I am permitted by law to act through an agent:

(DIRECTIONS: Initial in the blank space to the left of your choice any one or more of the following lettered subdivisions as to which you WANT to give your agent authority. If the blank space to the left of any particular lettered subdivision is NOT initialed, NO AUTHORITY WILL BE GRANTED for matters that are included in that subdivision. Alternatively, the letter corresponding to each power you wish to grant may be written or typed on the blank line in subdivision "(Q)", and you may then put your initials in the blank space to the left of subdivision "(Q)" in order to grant each of the powers so indicated)

(   )   (A)   real estate transactions;
(   )   (B)   chattel and goods transactions;
(X)   (C)   bond, share and commodity transactions;
(   )   (D)   banking transactions;
(   )   (E)   business operating transactions;
(   )   (F)   insurance transactions;
(   )   (G)   estate transactions;
(   )   (H)   claims and litigation;
(   )   (I)   personal relationships and affairs;
(   )   (J)   benefits from military service;
(   )   (K)   records, reports and statements;
(   )   (L)   retirement benefit transactions;
(   )   (M)   making gifts to my spouse, children and more remote descendants, and parents, not to exceed in the aggregate $10,000 to each of such persons in any year;
(   )   (N)   tax matters;
(   )   (O)   all other matters;
(   )   (P)   full and unqualified authority to my attorney(s)-in-fact to delegate any or all of the foregoing powers to any person or persons whom my attorney(s)-in-fact shall select;
(X)   (Q)   each of the matters identified by the following letters:  C

(Special provisions and limitations may be included in the statutory short form durable power of attorney only if they conform to the requirements of Section 5-1503 of the New York General Obligations Law.)

SEE ATTACHMENT A

Special Additional Provisions: The powers granted under (A) through (C) above shall include the sale of a cooperative housing unit and are enlarged so that all fixtures and articles of personal property which at the time of such transaction are or which may thereafter be attached to or used in connection with the real or personal property may be included in the agreements or other instruments to be executed and delivered in connection with any transactions and which may be described in said instruments with more particularity. This Power of Attorney is not subject to question because an instrument executed hereunder fails to recite or recites only nominal consideration paid therefore and any person dealing with the subject matter of such instrument may do so as if full consideration had been expressed therein.

This durable power of attorney shall not be affected by my subsequent disability or incompetence.
 If every agent named above is unable or unwilling to serve, I appoint residing at
(insert name and address of successor)
to be my agent for all purposes hereunder.   JUD 134

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, I HEREBY AGREE THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND I FOR MYSELF AND FOR MY HEIRS, EXECUTORS, LEGAL REPRESENTATIVES AND ASSIGNS, HEREBY AGREE TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

THIS DURABLE GENERAL POWER OF ATTORNEY MAY BE REVOKED BY ME AT ANY TIME.

IN WITNESS WHEREOF I have hereunto signed my name this 29th day of July, 2004.

ABERDENE MINES, INC

(YOU SIGN HERE:)   By: ______________________________________, President

(Signature of principal)

The statute requires that this instrument be acknowledged by the principal. No express provision is made for proof by subscribing witness.

STATE OF COUNTY OF ) ss.:	STATE OF COUNTY OF ) ss.:
On the day of , 20 , before me personally came	On the day of , 20 , before me personally came

to me known to be the individual described in and who executed the foregoing instrument and acknowledged that he executed same.	to me known to be the individual described in and who executed the foregoing instrument and acknowledged that he executed same.

AFFIDAVIT OF EFFECTIVENESS

STATE OF COUNTY OF     ) ss.:

, residing at
 being duly sworn does depose and

Adam S. Gottbetter and Paul B. Gottbetter, residing at 488 Madison Avenue, 12th Floor, New York, New York 10022, being duly sworn does depose and say that I am the Attorney-in-Fact under the above Power of Attorney. That said Power of Attorney is a valid and subsisting Power which has not been revoked by the death of the principal(s) or otherwise; that I have no actual knowledge of a revocation of the foregoing Power; and, I warrant and represent that I have full and unqualified authority to execute the documents relating to the issuance of common stock of [Target Company] knowing that [TransferAgent], as transfer agent , will rely upon the representations made herein as inducement to accept such instrument(s) and this Power of Attorney as evidence of my authority to act.

Attorney in Fact

Sworn and Subscribed to before me this   day of       , 2004

(Notary Affix Stamp at Right)
 Durable General Power of Attorney
 REVISED STATUTORY SHORT FORM

Title No.

DISTRICT
SECTION
BLOCK
LOT
COUNTY OR TOWN

RECORDED AT THE REQUEST OF
 ............................................................................................................
RETURN BY MAIL TO:

RESERVED FOR RECORDING OFFICE USE

DURABLE POWER OF ATTORNEY
NEW YORK STATUTORY SHORT FORM
DATED ____, 2004
BY ABERDENE MINES, INC

ATTACHMENT A

The attached power of attorney is limited by and subject to the terms and conditions of the Convertible Preferred Stock Purchase Agreement by and between the Company and Langley Park Investments PLC (the "Purchaser") dated July 29, 2004 (the "Purchase Agreement") and the Certificate of Designation in respect of the Company's Series A Preferred Stock and such power of attorney can only be acted upon to enforce the rights of the Purchaser and its successors and assigns under Section 4.9 of the Purchase Agreement and Article IV of the Certificate of Designation, all including, but not limited to, the issuance and delivery of shares of Common Stock and removing stop transfer orders and restrictions, (as defined in the Purchase Agreement) under the aforementioned documents.

This power of attorney shall expire upon the full and complete satisfaction of all of the Company's obligations under the Purchase Agreement and the Certificate of Designation.

IN WITNESS WHEREOF I have hereunto signed my name this 29th day of July, 2004.

ABERDENE MINES, INC.

By:   ________________________,
_____________________President

Signed and sworn to before me on
____________________, 2004

____________________________
Notary Public

EXHIBIT C

OFFICER'S CERTIFICATE

I, ____________________, being the President of ABERDENE MINES, INC. a Nevada corporation (the "Target Company"), pursuant to Section 2.2(a)(ii) of that certain Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement"), dated as of July 29, 2004, by and between the Target Company and Langley Park Investments PLC, do hereby certify on behalf of the Target Company that attached hereto is a copy of the resolutions duly adopted by the Board of Directors of the Target Company authorizing the Target Company to execute and deliver the Transaction Documents, as such term is defined in the Purchase Agreement and to enter into the transactions contemplated thereby.

  IN WITNESS WHEREOF, I have executed this Officer's Certificate on behalf of the Target Company this 29th day of July, 2004.

[Target Company]

By: _______________________________
      [                               ], President